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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-09652, Form S-8 No. 033-80014, Form S-8 No. 033-55912, Form S-8 No. 033-54738, Form S-8 No. 333-08575, Form S-8
No.333-14745, Form S-8 No. 333-75199, Form S-8 No. 333-77911, Form S-8 No.
333-65857, Form S-8 No. 333-91111, Form S-8 No. 333-38364, Form S-8 No.
333-44224, Form S-8 No. 333-46998, Form S-8 No. 333-47000, Form S-8 No.
333-64424, Form S-8 No. 333-64426, Form S-8 No. 333-100575, Form S-8 No.
333-100576 and Form S-4/A No. 333-106269) of PeopleSoft, Inc. of our report dated November 21, 2002, relating to the consolidated financial statements and financial statement schedule of J.D. Edwards & Company, which is incorporated by reference in the Current Report on Form 8-K of PeopleSoft, Inc.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado
September 8, 2003